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As filed with the Securities and Exchange Commission on April 3, 2013

Registration No. 333-185611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUARANTY BANCORP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-2150446 (I.R.S. employer identification no.)

1331 Seventeenth Street, Suite 345
Denver, Colorado 80202
(303) 675-1194
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Christopher G. Treece, Executive Vice President,
Chief Financial Officer and Secretary
1331 Seventeenth Street, Suite 345
Denver, Colorado 80202
(303) 675-1194
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Zsolt K. Besskó, Esq.
Stinson Morrison Hecker LLP
5613 DTC Parkway, Suite 970
Greenwood Village, Colorado 80111
Telephone: (303) 376-8422
Facsimile: (303) 578-7956

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 3, 2013

PROSPECTUS

        $100,000,000

Voting Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights
Units
Purchase Contracts

        From time to time, we may offer and sell under this prospectus our voting common stock, preferred stock, depositary shares, debt securities, warrants, rights, units and purchase contracts in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000.

        This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

        Our voting common stock is quoted on the Nasdaq Global Select Market under the symbol "GBNK". The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities exchange of the securities covered by the prospectus supplement.

        You should read both this prospectus and the applicable prospectus supplement carefully, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

        Investing in our securities involves risks. You should carefully consider the matters set forth in "Risk Factors" on page 4 of this prospectus and in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.

        The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.

The date of this prospectus is                    , 2013.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus, and in the reports and documents incorporated by reference herein, that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "projected", "continue", "remain", "will", "should", "could", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

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  Local, regional, national and international economic conditions and the impact they may have on us and our customers, and our assessment of that impact on our estimates including, but not limited to, the allowance for loan losses.

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  The effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board.

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  The ability to receive regulatory approval for the Company's subsidiary bank, Guaranty Bank and Trust Company (the "Bank"), to declare and pay dividends to the Company.

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  Changes imposed by regulatory agencies to increase our capital to a level greater than the current level required for well-capitalized financial institutions (including the impact of the recent joint rule proposals by the Board of Governors of the Federal Reserve System, Office of the Comptroller of the Currency, and the FDIC to revise the regulatory capital rules, including the implementation of the Basel III standards), the failure to maintain capital above the level required to be well-capitalized under the regulatory capital adequacy guidelines, the availability of capital from private or government sources, or the failure to raise additional capital as needed.

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  Changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Bank's allowance for loan losses and the Bank's provision for loan losses.

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  Changes in sources and uses of funds, including loans, deposits and borrowings, including the ability for the Bank to retain and grow core deposits, to purchase brokered deposits and maintain unsecured federal funds lines and secured lines of credit with correspondent banks.

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  The effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations.

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  Political instability, acts of war or terrorism and natural disasters.

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  The timely development and acceptance of new products and services and perceived overall value of these products and services by customers.

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  Revenues are lower than expected.

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  Changes in consumer spending, borrowings and savings habits.

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  Competition for loans and deposits and failure to attract or retain loans and deposits.

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  Changes in the financial performance and/or condition of the Bank's borrowers and the ability of the Bank's borrowers to perform under the terms of their loans and terms of other credit agreements.

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  Technological changes.

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  Acquisitions and greater than expected costs or difficulties related to the integration of acquired businesses or other assets.

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  The ability to increase market share and control expenses.

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  Changes in the competitive environment among financial or bank holding companies and other financial service providers.

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  Changes in business strategy or development plans.

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  Changes in the securities markets.

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  The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

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  Changes in our organization, compensation and benefit plans.

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  Our ability to hire and retain qualified executive officers.

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  The costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, increases in FDIC insurance premiums, the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations, reviews or other inquires.

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  Our success at managing the risks involved in the foregoing items.

        Forward-looking statements speak only as of the date on which such statements are made. We do not intend to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our voting common stock, preferred stock, depositary shares, various series of debt securities, warrants, rights, units and purchase contracts to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions and other factors at the time of offering.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of that offering. The prospectus supplement may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference."

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

        The registration statement that contains this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's website or at the SEC's Public Reading Room mentioned under the heading "Where You Can Find More Information."

        Unless otherwise indicated in this prospectus, the terms "Company," "we," "us," and "our" refer to Guaranty Bancorp, a Delaware corporation, including our wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

        You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a web site at www.gbnk.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such documents as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede such information. The following documents filed with the SEC are hereby incorporated by reference into this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

          A.    our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2012;

          B.    our Current Report on Form 8-K filed on January 4, 2013; and

          C.    the description of our voting common stock, par value $0.001 per share, set forth in our Registration Statement on Form 8-A filed on October 3, 2005, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference into this prospectus any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits which are not deemed filed and are not incorporated by reference herein.

        This prospectus is part of a registration statement that we filed with the SEC. Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our securities, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to:

                Guaranty Bancorp
                Attention: Investor Relations
                1331 Seventeenth St., Suite 345
                Denver, CO 80202
                Telephone: (303) 675-1194

INFORMATION ABOUT GUARANTY BANCORP

        We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our principal business is to serve as a holding company for our bank subsidiary, Guaranty Bank and Trust Company (the "Bank").

        The Bank is a full-service community bank offering an array of banking products and services to the communities it serves along the Front Range of Colorado, including accepting time and demand deposits and originating commercial loans (including energy loans), real estate loans, Small Business Administration guaranteed loans and consumer loans. The Bank also provides wealth management services, including private banking, investment management and trust services.

        At December 31, 2012, we had total assets of $1.9 billion, net loans of $1.1 billion, deposits of $1.5 billion and stockholders' equity of $188.2 million, and we operated 28 branches and one investment advisory firm in Colorado through the Bank.

        We maintain our principal executive offices at 1331 Seventeenth St., Suite 345, Denver, CO 80202 and our telephone number is (303) 296-9600. We were incorporated in Delaware on March 3, 2004.

RISK FACTORS

        Any investment in our securities involves a high degree of risk. Before making an investment decision and purchasing any of our securities, you should carefully read and consider the risk factors described in our periodic reports filed with the SEC (including the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as such may be revised or supplemented by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference), which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely and materially impair our business and operations.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of our securities for general corporate purposes, including, but not limited to, funding our bank subsidiary, investments at the holding company level, acquisitions of companies or prospects, financing business expansion, stock repurchases, repayment of existing indebtedness and for working capital. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. The amount of our securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of our securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. Before we issued our Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), on August 11, 2009, no shares of our preferred stock were outstanding. On September 30, 2011, we converted all outstanding shares of our Series A Preferred Stock into shares of our common stock.

	For the Years Ended December 31,
(dollars in thousands)	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred dividends:
Including interest on deposits	2.17x	*	*	*	*
Excluding interest on deposits	2.63x	*	*	*	*
Deficiency of earnings available to cover fixed charges:
Including interest on deposits	$(11,888)	$13,454	$43,253	$49,758	$263,249
Excluding interest on deposits	$(11,888)	$13,454	$43,253	$49,758	$263,249

*
Calculation not meaningful since the ratio is less than 1.

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxes plus interest and an estimate of interest within rental expense. Fixed charges consist of interest and an estimate of interest within rental expense. See Exhibit 12.1 of the registration statement of which this prospectus is a part for a detailed computation of the ratios.

REGULATORY CONSIDERATIONS

        As a bank holding company, the Board of Governors of the Federal Reserve System (the "Federal Reserve") regulates, supervises and examines Guaranty Bancorp. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve, the FDIC, which insures the deposits of our Bank within certain limits, and the Colorado Division of Banking, which regulates our Bank.

DESCRIPTION OF VOTING COMMON STOCK

        The following description of our voting common stock (and non-voting common stock), together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our voting common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future voting common stock that we may offer, we will describe the particular terms of these securities in more detail, if necessary, in the applicable prospectus supplement. The following description of our voting common stock (and non-voting common stock), certain provisions of our certificate of incorporation and our bylaws, and applicable provisions of the Delaware General Corporation Law, or the DGCL, is a summary and is qualified in its entirety by the provisions of the certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by reference to the applicable provisions of the DGCL.

Authorized, Issued and Outstanding Shares of Voting Common Stock

        We are currently authorized to issue 143,750,000 shares of voting common stock, par value $0.001 per share. As of March 15, 2013, (i) 101,824,333 shares of voting common stock were issued and outstanding, including 2,643,418 shares of unvested stock awards, and (ii) 4,332,148 shares of voting common stock were reserved for issuance under our Amended and Restated 2005 Stock Incentive Plan.

Non-Voting Common Stock

        We are also currently authorized to issue 6,250,000 shares of non-voting common stock, par value $0.001 per share. As of March 15, 2013, 5,095,000 shares of non-voting common stock were issued and outstanding.

        The shares of non-voting common stock have rights identical to the voting common stock except that the non-voting common stock has no voting power and is not be entitled to vote on any matter, other than to vote in the following circumstances: (i) if any proposed amendment, alteration or repeal of any provision of our certificate of incorporation would adversely affect the powers, preferences or rights of the non-voting common stock in a manner that would be materially adverse from the effect of any such amendment, alteration or repeal on the voting common stock, then the affirmative vote of a majority of the outstanding shares of non-voting common stock, voting separately as a class, will be required to authorize such amendment, alteration or repeal and (ii) if otherwise required by law.

        Subject to the additional restrictions described in the immediately following paragraph, any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of voting common stock at any time, but only if any required regulatory approvals have been received and there are a sufficient number of authorized but unissued shares of voting common stock to permit such conversion.

        Notwithstanding the prior paragraph, the shares of non-voting common stock received in connection with a conversion of preferred stock (including the 5,095,000 shares issued in connection with the conversion of the Company's Series A Convertible Preferred Stock in 2011) are only convertible into shares of voting common stock by a holder who receives such shares by means of (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates.

        If the Company ceases to be a bank holding company, then all shares of non-voting common stock will automatically be converted in shares of voting common stock.

        Any holder of voting common stock may elect to convert any number of shares of voting common stock into an equal number of shares of non-voting common stock with the prior approval of the Board of Directors acting in it is sole and absolute discretion or pursuant to a written agreement with the Company expressly providing for such conversion.

        References in this prospectus to "common stock" shall be deemed to include a reference to both our voting common stock and non-voting common stock, collectively.

Voting Rights

        Each share of voting common stock entitles the holder thereof to one vote on each matter for which stockholders are entitled to vote.

        The holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. Matters are generally decided by the affirmative vote of a majority of the votes cast at any meeting of stockholders—the number of votes cast "FOR" the matter must exceed the number of votes cast "AGAINST" the matter. The Board of Directors is elected by a majority voting standard—each director nominee must receive a majority of votes cast to be elected (i.e., the number of votes cast for the director nominee must exceed the number of votes cast against that nominee). In a contested election, the standard for election of directors would be a plurality of the votes cast. Cumulative voting is not allowed.

Dividends

        Holders of voting common stock are entitled to dividends out of funds legally available for such dividends when, if and as declared by the Board of Directors. The Company has not paid dividends since its inception. Various banking laws applicable to the Bank limit the payment of dividends, management fees and other distributions by the Bank to the Company, and may therefore limit our ability to pay dividends on our common stock. Under these laws, the Bank is currently required to request permission from the Federal Reserve and the Colorado Division of Banking prior to payment of a dividend to the Company.

        Under the terms of each of our four trust preferred financings, including our related subordinated debentures, which occurred on September 7, 2000, February 22, 2001, June 30, 2003 and April 8, 2004, respectively, we cannot declare or pay any dividends or distributions (other than stock dividends) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if (1) an event of default under any of the subordinated debenture agreements has occurred and is continuing, or (2) we defer payment of interest on the trust preferred securities (for a period of up to sixty consecutive months as long as we are in compliance with all covenants of the agreement).

        Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including general business conditions, our financial results, our future prospects, capital requirements, contractual, legal, and regulatory restrictions on the payment of dividends by us to our stockholders or by the Bank to the holding company, and such other factors as our Board of Directors may deem relevant.

Liquidation; Dissolution

        In event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Company, holders of voting common stock have the right to receive ratably all of the assets remaining after payment of all of our debts and liabilities and liquidation preferences of any preferred stock then outstanding.

Other Terms

        Shares of voting common stock are not liable to assessment or further call. The voting common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the voting common stock.

Certain Anti-Takeover Provisions

        Our certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the power to fix from time to time the size of the Board; (ii) providing the Board with the exclusive power to fill vacancies on the Board; (iii) providing that stockholders may act without a meeting only if a consent in writing is signed by all holders of our stock entitled to vote thereon; (iv) providing that special meetings of stockholders may be called only by the Board, the Chairman of the Board or by stockholders who together own of record twenty-five (25) percent of the outstanding shares of each class of stock entitled to vote at the meeting; (v) providing that stockholders must provide the Company with advance notice of stockholder nominees for director and other stockholder proposals in order for such matters to be considered at a stockholder meeting; and (vi) providing that the Board may adopt, amend or repeal our bylaws by the affirmative vote of a majority of the directors. The foregoing provisions could impede a change of control.

        However, as permitted by the DGCL, our certificate of incorporation provides that the Company has expressly elected not to be governed by Section 203 of the DGCL, which restricts business combinations with interested stockholders.

Restrictions on Ownership

        The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, such as us, could constitute acquisition of control of the bank holding company.

Transfer Agent and Registrar

        The transfer agent and registrar for our voting common stock is Computershare Trust Company, N.A.

Nasdaq Global Select Market Listing

        As of the date of this prospectus, our voting common stock is quoted on the Nasdaq Global Select Market under the symbol "GBNK".

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. The summary description below of certain common provisions of preferred and any summary description of preferred stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the certificate of designations with respect to each particular series of preferred stock. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed with the SEC as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Authorized, Issued and Outstanding Shares of Preferred Stock

        Our certificate of incorporation provides that the Board of Directors can issue, without stockholder action, a maximum of 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and with such terms and conditions, at such times and for such consideration, as the Board may determine. As of the date of this prospectus, no series of preferred stock has been designated or is issued or outstanding.

Creation and Designation of Series of Preferred Stock

        Our authorized shares of preferred stock are typically referred to as "blank check" preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Accordingly, our certificate of incorporation authorizes the Board of Directors to issue up to 50,000,000 shares of one or more series of preferred stock without further shareholder action.

        Our certificate of incorporation provides that, in connection with the creation and designation of one or more series of preferred stock, the Board of Directors can determine the following:

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  the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

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  the rights of stockholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

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  whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

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  the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

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  the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

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  any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our certificate of incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

        Prior to the issuance of any series of preferred stock, the Board will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Delaware.

        The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

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  the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

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  the initial public offering price at which the preferred stock will be issued;

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  the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

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  any redemption or sinking fund provisions; and

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  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of any future issuance of securities by us.

        In addition, unless the applicable prospectus indicates otherwise, we will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

        The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the Board or a duly authorized committee of the Board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the Board or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

        The Board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

        Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

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  we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

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  other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

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  we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation).

        We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

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  as otherwise stated in the applicable prospectus supplement;

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  as otherwise stated in the statement with respect to shares establishing such series; or

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  as required by applicable law.

        Under Federal Reserve regulations, if the holders of any series of preferred shares become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities," and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over us) may then be subject to regulation as a bank holding company. In addition, in that event:

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  any bank holding company may be required to obtain Federal Reserve approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred shares; and

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  any person other than a bank holding company may be required to obtain Federal Reserve approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred shares.

Redemption

        A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

        If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the Board decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

        If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

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  liquidation distributions in the amount stated in the applicable prospectus supplement; and

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  all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

        Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

        If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share.

        The summary description below of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the deposit agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Preferred Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Conversion and Exchange

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting of Depositary Shares

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares, however, will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up, and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment.

        The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        The debt securities are to be issued under an indenture (the "indenture"), between us and the trustee named in the applicable prospectus supplement, as trustee (the "trustee"), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

        The following summaries of certain provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be. The form of the indenture and the debt security relating to any particular issue of debt securities will be filed with the SEC each time we issue debt securities, and you should read those documents for provisions that may be important to you.

        We are a bank holding company and almost all of our operating assets are owned by the Bank. We are a legal entity separate and distinct from the Bank. We rely primarily on dividends from the Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of the Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

Terms of Debt Securities

        The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.

        The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the date or dates on which the principal of the debt securities will be payable;

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  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

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  whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

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  the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

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  if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

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  if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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  if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

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  if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under "Defeasance and Covenant Defeasance—Defeasance and Discharge" or "Defeasance and Covenant Defeasance—Covenant Defeasance", or under both such captions;

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  whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer—Global Debt Securities" and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

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  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

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  any addition to or change in the covenants in the indenture applicable to the debt securities; and

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  any other terms of debt securities not inconsistent with the provisions of the indenture.

        Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement. If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

        The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose. You will not incur a service charge for any registration of transfer or exchange of debt securities, but you must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

        Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

        Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

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  by the depositary to its nominee;

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  by a nominee of the depositary to the depositary or another nominee; or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global debt security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

        Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

        The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, exists, and (c) certain other conditions as prescribed in the indenture are met.

        The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

          (a)   our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

          (b)   our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

          (c)   our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

          (d)   our failure to observe or perform any other covenant or warranty contained in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

          (e)   certain events related to our bankruptcy, insolvency or reorganization; and

          (f)    any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.

        If an event of default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities outstanding may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

        Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities outstanding may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

        If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately.

        If an event of default described in clause (e) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver".

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

        We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of senior or subordinated debt securities, as the case may be, affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

          (a)   change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

          (b)   reduce the principal amount of, or any premium or interest on, any debt security,

          (c)   reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity,

          (d)   change the place or currency of payment of principal of, or any premium or interest on, any debt security,

          (e)   modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

          (f)    impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

          (g)   reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture,

          (h)   reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

          (i)    modify such provisions with respect to modification and waiver.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

        Defeasance and Discharge.    The indenture will provide that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

        Defeasance of Certain Covenants.    The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

        We, the trustee and any of our agents or the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The summary description below of certain common provisions of a warrant and any summary description of the warrant in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the corresponding warrant agreement and warrant certificate. The forms of a warrant agreement and the warrant certificate relating to any particular series of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you.

General Terms

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable, the following:

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  the offering price, if any;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price and the amount of securities that holders will receive upon exercise;

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  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the rights, if any, we have to redeem the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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  the date on and after which the warrants and the related securities will be separately transferable;

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  the name of the warrant agent, if any;

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  a discussion of certain federal income tax considerations; and

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  any other material terms of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer and may be exercised at the appropriate office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Amendments and Supplements to Warrant Agreements

        We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

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  reduce the amount receivable upon exercise, cancellation or expiration;

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  shorten the period of time during which the warrants may be exercised;

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  otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

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  reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Enforceability of Rights; Governing Law

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Delaware.

DESCRIPTION OF RIGHTS

        We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our Board of Directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our Board, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

        The summary description below of certain common provisions of a rights agreement and the related rights and any summary description of the rights agreement and rights in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such rights agreement and the corresponding rights certificate. The forms of the rights agreement and the rights certificate relating to any particular issue of rights will be filed with the SEC each time we issue rights, and you should read those documents for provisions that may be important to you.

Exercise Price

        Our Board of Directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects, our capital requirements, the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering and general conditions in the securities markets, especially for securities of financial institutions.

        The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights' exercise price during the term of the rights or after the rights expire.

Exercise Rights; Fees and Expenses

        The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be identified in the applicable prospectus supplement. We will pay all fees charged by any subscription agent or escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable.

Expiration of Rights

        The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire, will no longer be exercisable and will have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date for other reasons. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Withdrawal and Termination

        We may withdraw the rights offering at any time prior to the expiration date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

        Holders of rights will have no rights as stockholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

        We will not be required to issue to any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

        We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Therefore, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        This summary description of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to a particular issue of units will describe the terms of those units, including, where applicable, the following:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  the terms of the unit agreement governing the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether the units will be issued in fully registered or global form or whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material United States federal income tax consequences; and

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  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock or preferred stock, debt securities, warrants, depositary shares or units, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

        This summary description of certain general terms of purchase contracts and any summary description of purchase contracts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable purchase contract. The forms of the purchase contracts and, if applicable, collateral or depositary arrangements relating to any particular issue of purchase contracts will be filed with the SEC each time we issue these securities, and you should read those documents for provisions that may be important to you. In addition, United States federal income tax considerations applicable to the purchase contracts may also be discussed in the applicable prospectus supplement.

        The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder's obligations under the original purchase contract.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our common stock, preferred stock, debt securities, warrants, depositary shares or units, and which may secure the holder's obligations to purchase the purchase contract security under the purchase contract.

        The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

        We may sell the securities separately or together:

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  through one or more underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

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  directly to one or more investors;

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  through agents; or

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  through a combination of any of these methods of sale.

        We may sell the securities from time to time:

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the times of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities are listed.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with Financial Industry Regulatory Authority (FINRA)

guidelines, the maximum compensation to any underwriters, dealers or agents in connection with the sale of any securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement.

        Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Global Select Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock, depositary shares, warrants, rights, units or purchase contracts on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" or "Plan of Distribution" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Stinson Morrison Hecker LLP, Greenwood Village, Colorado. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION, ESTIMATED

        Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

Securities and Exchange Commission Fee		$0	*
FINRA Filing Fee		$500
Listing Fees and Expenses	$		**
Printing and Engraving Expenses	$		**
Transfer Agent and Registrar Fees and Expenses	$		**
Legal Fees and Expenses	$		**
Accountants' Fees and Expenses	$		**
Trustee Fees and Expenses	$		**
Miscellaneous Fees and Expenses	$		**

Total	$		**

*
See Footnote 5 to the Calculation of Registration Fee table on the cover page of this registration statement as previously filed on Form S-3 on December 21, 2012.

**
These fees are calculated based on the number of issuances and amount and type of securities offered. Because an indeterminate amount of different types of securities is covered by this registration statement, the expenses are not currently determinable.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Corporation Law

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

        Our certificate of incorporation provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Our bylaws provide for indemnification by us of any of our directors or officers (as such term is defined in the bylaws) who is or was a director of us, or, at our request, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The bylaws also provide that we will advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by us. To the extent authorized from time to time by our Board of Directors, we may provide to any one or more of our employees, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in our bylaws on our directors and officers. The bylaws do not limit the power of us or our Board to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws.

Indemnification Agreements

        In addition, we have entered into indemnification agreements with our directors and our executive officers. These agreements provide for indemnification by us to the full extent permitted under Delaware law and set forth the procedures under which indemnification and advancement of expenses will be provided to indemnitees.

Directors' and Officers' Liability Insurance

        We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.    EXHIBITS

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed on August 12, 2009)

3.2		Certificate of Amendment to the Registrant's Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on October 3, 2011).

3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-K filed on May 7, 2008)

4.1	†**	Form of Indenture for Debt Securities

4.2		Form of Debt Security (included in Exhibit 4.1)

4.3	*	Form of Deposit Agreement, including Form of Depositary Share

4.4	*	Form of Warrant Agreement, including Form of Warrant Certificate

4.5	*	Form of Unit Agreement

4.6	*	Form of Preferred Stock Certificate

Exhibit No.		Description
4.7	*	Form of Certificate of Designation with respect to Preferred Stock

4.8	*	Form of Rights Agreement, including Form of Rights Certificate

4.9	*	Form of Purchase Contract Agreement, including Form of Purchase Contract

5.1	**	Opinion of Jones & Keller, P.C. regarding the legality of the securities being registered

8.1	*	Opinion and consent of counsel as to the federal income tax consequences of the securities being registered

12.1		Computation of ratios of earnings to combined fixed charges and preferred stock dividends (filed herewith)

23.1		Consent of Crowe Horwath LLP (filed herewith)

23.2	**	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)

24.1	**	Power of Attorney (included on signature page of the Registration Statement)

25.1	††	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended

*
If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Previously filed.

†
If applicable, any specific Indenture executed by the Trustee thereunder and Registrant will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

††
If applicable, to be subsequently filed separately under electronic form type 305B2.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    If the registrant is relying on Rule 430B:

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

  Rule 424(b) (1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on April 3, 2013.

GUARANTY BANCORP
By:	/s/ CHRISTOPHER G. TREECE Christopher G. Treece Executive Vice President, Chief Financial Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ PAUL W. TAYLOR Paul W. Taylor	President and Chief Executive Officer (Principal Executive Officer) and Director	April 3, 2013
/s/ CHRISTOPHER G. TREECE Christopher G. Treece	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 3, 2013
* Edward B. Cordes	Chairman of the Board and Director	April 3, 2013
* John M. Eggemeyer	Director	April 3, 2013
* Keith R. Finger	Director	April 3, 2013
* Stephen D. Joyce	Director	April 3, 2013

Signature	Title	Date

* Gail H. Klapper	Director	April 3, 2013
* Stephen G. McConahey	Director	April 3, 2013
* W. Kirk Wycoff	Director	April 3, 2013
* Albert C. Yates	Director	April 3, 2013

* By:	/s/ CHRISTOPHER G. TREECE Christopher G. Treece Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed on August 12, 2009)

3.2		Certificate of Amendment to the Registrant's Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on October 3, 2011).

3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-K filed on May 7, 2008)

4.1	†**	Form of Indenture for Debt Securities

4.2		Form of Debt Security (included in Exhibit 4.1)

4.3	*	Form of Deposit Agreement, including Form of Depositary Share

4.4	*	Form of Warrant Agreement, including Form of Warrant Certificate

4.5	*	Form of Unit Agreement

4.6	*	Form of Preferred Stock Certificate

4.7	*	Form of Certificate of Designation with respect to Preferred Stock

4.8	*	Form of Rights Agreement, including Form of Rights Certificate

4.9	*	Form of Purchase Contract Agreement, including Form of Purchase Contract

5.1	**	Opinion of Jones & Keller, P.C. regarding the legality of the securities being registered

8.1	*	Opinion and consent of counsel as to the federal income tax consequences of the securities being registered

12.1		Computation of ratios of earnings to combined fixed charges and preferred stock dividends (filed herewith)

23.1		Consent of Crowe Horwath LLP (filed herewith)

23.2	**	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)

24.1	**	Power of Attorney (included on signature page of the Registration Statement)

25.1	††	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended

*
If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Previously filed.

†
If applicable, any specific Indenture executed by the Trustee thereunder and Registrant will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

††
If applicable, to be subsequently filed separately under electronic form type 305B2.